SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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J.L. Halsey Corporation
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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J.L. HALSEY CORPORATION
103 Foulk Road, Suite 205Q
Wilmington, Delaware 19803

August 21, 2007

Dear Stockholder:

     You are cordially invited to attend the annual meeting (the “Annual Meeting”) of stockholders of J.L. Halsey Corporation (the “Company”) to be held on Wednesday, September 12, 2007 at 9:00 AM, local time, at the Woodfin Suites, 5800 Shellmound St., Emeryville, California 94608. Please find enclosed a notice to stockholders, a Proxy Statement describing the business to be transacted at the meeting, a Form of Proxy for use in voting at the meeting and an Annual Report for J.L. Halsey Corporation.

     At the Annual Meeting, you will be asked:

  to elect two Class II directors of the Company, each to serve until the annual meeting of the Company’s stockholders for the fiscal year ending June 30, 2009, and until his respective successor is elected and qualified or until his earlier death, resignation or removal from office; and

  to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     Your vote is important. We hope that you will be able to attend the Annual Meeting, and we urge you to read the enclosed Proxy Statement before you decide to vote. Even if you do not plan to attend, please complete, sign, date and return the enclosed Proxy as promptly as possible. It is important that your shares be represented at the meeting.

Very truly yours,

Luis A. Rivera
Chief Executive Officer

YOUR VOTE IS IMPORTANT
All stockholders are cordially invited to attend the Annual Meeting in person. However, to ensure your representation at the meeting, you are urged to complete, sign, date and return, in the enclosed postage paid envelope, the enclosed Proxy as promptly as possible. Returning your Proxy will help the Company assure that a quorum will be present at the meeting and avoid the additional expense of duplicate proxy solicitations. Any stockholder attending the meeting may vote in person even if he or she has returned the Proxy.

J.L. HALSEY CORPORATION
103 Foulk Road, Suite 205Q
Wilmington, Delaware 19803

__________

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD September 12, 2007
__________

     PLEASE TAKE NOTICE THAT the annual meeting (the “Annual Meeting”) of stockholders of J.L. Halsey Corporation, a Delaware corporation (the “Company”), will be held on Wednesday, September 12, 2007 at 9:00 AM, local time, at the Woodfin Suites, 5800 Shellmound St., Emeryville, California 94608, to consider and vote on the following matters:

  to elect two Class II directors of the Company, each to serve until the annual meeting of the Company’s stockholders for the fiscal year ending June 30, 2009, and until his respective successor is elected and qualified or until his earlier death, resignation or removal from office; and

  to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

     These matters are more fully discussed in the attached Proxy Statement.

     The close of business on August 16, 2007 (the “Record Date”), has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof. Only holders of record of the Common Stock, at the close of business on the Record Date, are entitled to notice of, and to vote at, the Annual Meeting. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder for any purpose germane to the Annual Meeting during ordinary business hours for the ten days preceding the Annual Meeting at the Company’s offices at the address on this notice and at the Annual Meeting.

     Your vote is important. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed Proxy as promptly as possible. You may revoke your Proxy before the Annual Meeting as described in the Proxy Statement under the heading “Solicitation and Revocability of Proxies.”

By Order of the Board of Directors,

Joseph Lambert
Secretary
August 21, 2007

J.L. HALSEY CORPORATION
103 Foulk Road, Suite 205Q
Wilmington, Delaware 19803

___________

PROXY STATEMENT
___________

SOLICITATION AND REVOCABILITY OF PROXIES

     The board of directors (the “Board of Directors”) of J.L. Halsey Corporation (the “Company”) requests your Proxy for use at the annual meeting (the “Annual Meeting”) of the stockholders of the Company to be held on Wednesday, September 12, 2007, at 9:00 AM, local time, at the Woodfin Suites, 5800 Shellmound St., Emeryville, California 94608, and at any adjournment or postponement thereof. By signing and returning the enclosed Proxy, you authorize the persons named on the Proxy to represent you and to vote your shares at the Annual Meeting. This Proxy Statement and the Form of Proxy were first mailed to stockholders of the Company on August 21, 2007.

     This solicitation of proxies is made by the Board of Directors and will be conducted primarily by mail. Officers, directors and employees of the Company may solicit proxies personally or by telephone, telegram or other forms of electronic, wire or facsimile communication. The Company may also request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward solicitation material to the beneficial owners of the common stock of the Company, par value $0.01 per share (the “Common Stock”), that those companies hold of record. The costs of the solicitation, including reimbursement of such forwarding expenses, will be paid by the Company.

     If you attend the Annual Meeting, you may vote in person. If you are not present at the Annual Meeting, your shares can be voted only if you have returned a properly signed Proxy or are represented by another Proxy. You may revoke your Proxy at any time before it is exercised at the Annual Meeting by (a) signing and submitting a later-dated Proxy to the Secretary of the Company, (b) delivering written notice of revocation of the Proxy to the Secretary of the Company or (c) voting in person at the Annual Meeting. In the absence of any such revocation, shares represented by the persons named on the Proxies will be voted at the Annual Meeting.

VOTING AND QUORUM

     The only outstanding voting securities of the Company are shares of Common Stock. As of the close of business on August 16, 2007 (the “Record Date”), there were 96,323,125 shares of Common Stock outstanding and entitled to be voted at the Annual Meeting.

     Each outstanding share of Common Stock is entitled to one vote. The presence, in person or by proxy, of a majority of the shares of Common Stock issued and outstanding and entitled to vote as of the Record Date shall constitute a quorum at the Annual Meeting. If a quorum shall not be present, in person or by proxy, at the Annual Meeting or any adjournment thereof, the Chairman of the Annual Meeting or the holders of a majority of the Common Stock entitled to vote who are present or represented by proxy at the Annual Meeting have the power to adjourn the Annual Meeting from time to time without notice, other than an announcement at the Annual Meeting (unless the Board of Directors, after such adjournment, fixes a new record date for the adjourned meeting), until a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted that may have been transacted at the Annual Meeting had a quorum originally been present; provided that, if the adjournment is for more than 30 days or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the adjourned meeting. Abstentions and broker non-votes will count in determining if a quorum is present at the Annual Meeting. A broker non-vote occurs if a broker or other nominee attending the meeting in person or submitting a Proxy does not have discretionary authority and has not received voting instructions with respect to a particular item.

PROPOSAL—ELECTION OF CLASS II DIRECTORS

     The Board of Directors has designated Messrs. Luis A. Rivera and James A. Urry as nominees for election as Class II directors of the Company at the Annual Meeting (the “Nominees”). Each Nominee currently serves as a Class II director. If elected, each Nominee will serve until the expiration of his term at the Annual Meeting of the Company’s stockholders for the fiscal year ending June 30, 2009, and until his respective successor is elected and qualified or until his earlier death, resignation or removal from office. For information about the Nominees, see “Directors.”

     The Board of Directors has no reason to believe either of the Nominees will be unable or unwilling to serve if elected. If either of the Nominees becomes unable or unwilling to serve, your Proxy will be voted for the election of a substitute nominee recommended by the current Board of Directors.

Required Vote and Recommendation

     The election of directors requires the affirmative vote of a plurality of the shares of Common Stock present or represented by proxy and entitled to vote at the Annual Meeting. Accordingly, under Delaware law and the Company’s Certificate of Incorporation and Bylaws, abstentions and broker non-votes will not have any effect on the election of a particular director. Unless otherwise instructed or unless authority to vote is withheld, the enclosed Proxy will be voted for the election of the Nominees.

The Board of Directors recommends that the stockholders vote “FOR” the election of the Nominees.

DIRECTORS

     The following tables set forth certain information regarding the Nominees and the other Directors and executive officers of the Company:

			Annual Meeting at
Name of Nominee	Age	Title	which Term Ends
Luis A. Rivera	35	Class II Director, Chief Executive Officer	2006

James A. Urry	53	Class II Director	2006

     Luis A. Rivera was appointed Chief Executive Officer of the Company on May 11, 2007. Pursuant to action taken by unanimous consent of the Board of Directors of the Company on June 25, 2007, he was appointed to fill one of two vacancies on the Board of Directors created by the resignation of David R. Burt in March of 2007 and the expansion of the number of directors constituting the full board from four to five in June 2007. He previously served as the Company’s Interim Chief Executive Officer and President beginning on January 29, 2007. His appointment as Chief Executive Officer and as a director (and previously as Interim Chief Executive Officer) occurred after June 30, 2006, the end of the fiscal year to which this Proxy Statement relates. From May 2005 until his appointment as Interim Chief Executive Officer, Mr. Rivera had served as the Company’s Chief Operating Officer. Mr. Rivera continues to serve as President and Chief Executive Officer of Lyris Technologies, Inc. and Uptilt, Inc., positions he has held since May 2005 and October 2005, respectively. From May 2003 through May 2005, Mr. Rivera was the General Manager of Lyris. From May 2001 through April 2003, Mr. Rivera was the Director of Sales of Lyris. From November 1999 through May 2001, Mr. Rivera served as Director of International Sales of Turbolinx, an open source technology company. Mr. Rivera is a graduate of Claremont McKenna College.

     James A. Urry has been a director of the Company since June 25, 2007, when he was appointed pursuant to action taken by unanimous consent of the Board of Directors of the Company to fill one of two vacancies on the Board of Directors created by the resignation of David R. Burt in March of 2007 and the expansion of the number of directors constituting the full board from four to five in June 2007. Mr. Urry is a partner at Court Square Capital Management L.P., a private equity firm. Prior to joining Court Square Capital Management L.P., he was a partner at Citigroup Venture Capital Equity Partners from 1989 to 2006. Mr. Urry also serves as a member of the board of directors of AMIS Holdings, Inc. and Intersil Corporation, semiconductor companies. Mr. Urry is the brother-in-law of William T. Comfort, III, a director of the Company.

			Annual Meeting at
Name of Director	Age	Title	which Term Ends
Andrew Richard Blair	74	Class I Director	2008

William T. Comfort, III	41	Class III Director, Chairman of the Board of Directors	2007

Nicolas De Santis Cuadra	41	Class I Director	2008

     Andrew Richard Blair has been a director of the Company since November 12, 2002. He is a founder of Freimark Blair & Company, Inc., a broker-dealer research boutique. Mr. Blair has served as President, Chief Executive Officer, Chief Financial Officer and as a director of Freimark Blair since January 1983. Mr. Blair received his B.S. in Science and Business Administration from Wake Forest University.

     William T. Comfort, III has served as a director of the Company since June 2002, and as Chairman of the Board since November 12, 2002. He was a private equity investor with CVC Capital Partners, a leading private equity firm based in London, England, from February 1995 until December 2000. From February 2001 to February 2003 he served as a consultant to Citicorp Venture Capital (“CVC”). The principal office of CVC is located at 5-7 Carlton Gardens, London SW1 5AD. He is now principal of Conversion Capital Partners Limited, an investment fund headquartered at 4th Floor, Liscartan House, 127 Sloane Street, London, England. Mr. Comfort has served as a member of the board of Ergo Science since January 2001. The principal offices of Ergo are located at 790 Turnpike St., Suite 202, North Andover, MA 01845. Mr. Comfort also served as a director of numerous public and private companies as a representative of CVC Capital Partners and CVC, from all of which he has resigned. Mr. Comfort received his J.D. and L.L.M. in tax law from New York University School of Law.

     Nicolas De Santis Cuadra has been a director of the Company since January 16, 2003. Mr. De Santis has served since January 2003 as the Chief Executive Officer of London-based Twelve Stars Communications, an international brand business consulting firm, which Mr. De Santis founded in 1994. He previously served as the Chief Executive Officer of Twelve Stars from 1994 until December 1998. From December 2000 until January 2003, Mr. De Santis served as the marketing director of OPODO Ltd., an online travel portal owned by several European-based airlines. From January 1999 until December 2000 Mr. De Santis served as Senior Vice President and Chief Marketing Officer of Beenz.com, the internet currency.

Director Compensation

     The Company provides each non-employee director with an annual retainer of $25,000. Each director receives a fee of $1,000 per meeting attended, plus out-of-pocket expenses. In addition, members of board committees receive a fee of $1,000, plus out-of-pocket expenses, for each non-telephonic committee meeting attended that is not scheduled in conjunction with a meeting of the full Board of Directors, and a fee of $500, plus out-of-pocket expenses, for each non-telephonic committee meeting attended in conjunction with a meeting of the full Board of Directors and for each telephonic meeting of any committee of the Board of Directors. Executive officers of the Company do not receive additional compensation for serving on the Board of Directors. Mr. Comfort, the Company’s Chairman of the Board, has waived all retainers and fees for his services. On November 22, 2005, Mr. Blair purchased 120,968 shares of stock from the Company at the then market price of $0.62 per share. On October 11, 2005, Mr. DeSantis Cuadra was granted 120,968 restricted shares of Common Stock under the J.L. Halsey Corporation 2005 Equity-Based Compensation Plan, which vest ratably on a quarterly basis beginning January 11, 2006 through October 11, 2008. Mr. DeSantis Cuadra’s shares were granted in lieu of $75,000 to be received in future annual director retainer fees over the three-year period following the date of grant.

Term of Office

     The Company’s Certificate of Incorporation provides that the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Directors serve for staggered terms of three years each. Messrs. Blair and De Santis currently serve as Class I directors, whose terms expire at the Annual Meeting of Stockholders following the 2008 fiscal year. Messrs. Rivera and Urry currently serve as Class II directors whose terms expire at this Annual Meeting of Stockholders, and Mr. Comfort currently serves as a Class III director whose term expires at the Annual Meeting of Stockholders following the 2007 fiscal year.

MEETINGS AND COMMITTEES OF DIRECTORS

     The Board of Directors had nine meetings during the fiscal year ended June 30, 2006. The Board of Directors has two standing committees: the Audit Committee and the Compensation Committee. Each of the committees is appointed by the Board of Directors. During the fiscal year ended June 30, 2006, no director attended less than 75% of the aggregate number of meetings of the Board of Directors and the number of committee meetings of which each director is a part.

     The Company does not have a formal policy concerning the annual stockholder meeting attendance by directors. One director attended last year’s annual meeting.

Audit Committee

     The Audit Committee is appointed by the Board of Directors to assist the Board of Directors with carrying out its duties. The primary functions of the Audit Committee are to oversee:

  the Company’s accounting and financial reporting process;

  the quality and integrity of the financial statements and other financial information the Company provides to any governmental body or the public;

  the Company’s compliance with legal and regulatory requirements;

  the independent auditors’ qualifications and independence; and

  the performance of the Company’s internal audit function and independent auditors.

     The role and other responsibilities of the Audit Committee are set forth in the Audit Committee Charter. The Audit Committee Charter is not available on the Company’s website. A copy of the Audit Committee Charter was last provided to stockholders as an exhibit to the proxy statement for the Company’s annual meeting for fiscal year 2005, which was originally filed with the SEC on June 20, 2006.

     The members of the Audit Committee are Messrs. Blair and Cuadra, with Mr. Blair serving as chairman. The Audit Committee met four times during fiscal year 2006. The Board of Directors has affirmatively determined that all members of the Audit Committee meet the current independence requirements of the NASDAQ National Market listing standards and applicable rules and regulations of the Securities and Exchange Commission (the “SEC”).

Compensation Committee

     The Compensation Committee’s purpose is to assist the Board of Directors in determining the compensation of senior management and administering the Company’s benefit plans. The Compensation Committee is composed of Mr. Comfort and met once during fiscal 2006. See “Compensation Committee Report on Executive Compensation” included in this Proxy Statement for additional information.

Nominating Procedures

     The Company does not currently have a standing nominating committee, and all director nominations are considered by the Board of Directors as a whole. The goal of the Board of Directors has been, and continues to be, to identify nominees for service on the Board of Directors that will bring a variety of perspectives and skills from their professional and business experience. Depending upon the current needs of the Board of Directors and the Company, certain factors may be weighed more or less heavily. The Board of Directors may also consider candidates with appropriate non-business backgrounds as potential nominees.

     In considering potential nominees, the Board of Directors considers the entirety of each candidate’s credentials and does not have any specific minimum qualifications that must be met by a nominee. However, the Board of Directors does believe that all directors should have the highest character and integrity, a reputation for working constructively with others, sufficient time to devote to matters presented to the Board of Directors, and no conflict of interest that would interfere with performance as a director.

     The Board of Directors identifies nominees by first evaluating, on an informal basis, the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and/or unique situation who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective or skill set. If any member of the Board of Directors does not wish to continue in service or if the Board of Directors decides not to re-nominate a member for re-election, the Board of Directors will then determine if there is a need to replace that director or reduce the number of directors serving on the Board of Directors, in accordance with the Company’s Bylaws and Certificate of Incorporation. If the Board of Directors determines a need to replace a non-continuing director, it identifies the desired skills and experience in light of the criteria set forth above. Current members of the Board of Directors are polled for suggestions as to individuals meeting those criteria, and research may also be performed to identify qualified individuals. To date, the Board of Directors has not formally engaged third parties to assist in identifying or evaluating potential nominees, although the Board of Directors reserves the right to do so in the future.

     The Company’s Bylaws contain provisions addressing the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Company’s Annual Meeting. Historically, the Company has not had a formal policy concerning stockholder recommendations for nominees. Given the size of the Company the Board of Directors does not feel that such a formal policy is warranted at this time. The absence of such a policy, however, does not mean that a reasonable stockholder recommendation will not be considered, in light of the particular needs of the Company and the policies and procedures set forth above. Procedures for submitting such stockholder recommendations are set forth under “Stockholder Communications with the Board” below. The Board of Directors will reconsider this matter at such time as it believes that the Company’s circumstances, including its operations and prospects, warrant the adoption of such a policy.

Stockholder Communications with the Board

     The Company has not developed to date a formal process by which stockholders may communicate directly with directors. However, in recent years an informal process has developed in which communications sent to the Board of Directors or in care of an officer or other representative of the Company is forwarded to the Chief Executive Officer, who is also a director. We believe this process has adequately served the needs of the Board of Directors and the Company’s stockholders. In light of SEC disclosure rules on this matter, the Board of Directors may consider the development and adoption of more formal procedures. Until such procedures are adopted and disclosed to the Company’s stockholders, stockholders may direct communications intended for the Board of Directors to the Secretary of the Company, at 103 Foulk Road, Suite 205Q, Wilmington, Delaware 19803. The envelope containing such communication must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication” or similar statement that clearly and unmistakably indicates the communication is intended for the Board of Directors. All such communications must clearly indicate the author as a stockholder and state whether the intended recipients are all members of the Board of Directors or just certain specified directors. The Secretary will make copies of all such communications and circulate them to the appropriate director or directors.

EXECUTIVE OFFICERS

     The following table sets forth information regarding the Executive Officers of the Company during its fiscal year ended June 30, 2006, to which this Proxy Statement relates:

Name	Age	Title
David R. Burt	44	Chief Executive Officer, President, Secretary and Treasurer

Luis A. Rivera	35	Chief Operating Officer of the Company and President and Chief
		Executive Officer of Lyris Technologies, Inc and Uptilt, Inc.

Joseph Lambert	46	Vice President and Controller

Robb Wilson	38	Vice President of Technology

Loren T. McDonald	50	Vice President and Chief Marketing Officer

     The Executive Officers named above were appointed by the Board of Directors to serve in such capacities until their respective successors have been duly appointed and qualified, or until their earlier death, resignation or removal from office. Biographical information on Mr. Rivera is set forth previously in this Proxy Statement. See “Directors.”

     David R. Burt served as Chief Executive Officer, President and Secretary of the Company and its predecessor since May 4, 2000, and Treasurer since January 14, 2002, and as a director since June 7, 2000. Mr. Burt previously served as a Class III director of the Company until January 31, 2004, when he resigned that position and was reappointed as a Class II director to fill the vacancy on the Board of Directors created by the resignation of Charles E. Finelli. Mr. Burt was also President, Chief Executive Officer, Secretary, and a director of Ergo Science Corporation, a biopharmaceutical company, until his resignation in December 2003. Mr. Burt had served in various capacities with Ergo since joining that company in March 1993. Mr. Burt resigned all of his positions as an officer of the Company in January of 2007, and as a director of the Company in March of 2007, after the period to which this Proxy Statement relates.

     Joseph Lambert joined the Company on August 29, 2005 as Vice President and Controller. He was appointed as Chief Accounting Officer in November 2005. Prior to joining the Company, Mr. Lambert served as Director of Operational Accounting for Dreyer’s Grand Ice Cream, Inc. from December 2001 to August 2005. From March 2001 through June 2001, Mr. Lambert was a consultant and served as Interim Controller of Equilibrium Technologies. From June 2001 through October 2001, Mr. Lambert was employed by New Boston Select Group, Inc., in which capacity he continued to serve as Interim Controller of Equilibrium Technologies. Prior to his work with Equilibrium Technologies, Mr. Lambert served as Controller of 1stUp.com Corporation from 1999 to 2001. Mr. Lambert holds a B.A. in Economics from the University of California Los Angeles. Mr. Lambert was appointed Chief Financial Officer of the Company on January 29, 2007, and Secretary and Treasurer on February 5, 2007, dates after the period to which this Proxy Statement relates.

     Robb Wilson was appointed Vice President of Technology of the Company on January 19, 2006. Since December 15, 2004, Mr. Wilson has served as Vice President of Development and Deliverability for Lyris. Prior to Joining Lyris, Mr. Wilson served as President and founder of Piper Software, a pioneer in the development of e-mail deliverability solutions, from October 1, 2004 to December 15, 2004. Lyris acquired Piper Software in November 2004. Prior to his tenure at Piper Software, Mr. Wilson served as Vice President of Software Development for Quiris, Inc., the online marketing firm, from March 1, 2001 to October 1, 2001.

     Loren McDonald was appointed Vice President and Chief Marketing Officer on June 26, 2006. Prior to joining the Company Mr. McDonald was vice president of marketing for EmailLabs beginning in March 2003. EmailLabs is a leading email service provider, which was acquired by J.L. Halsey in October of 2005. From January 2002 through March 2003, Mr. McDonald was founder and president of Intevation, an e-marketing services consulting firm specializing in email and search engine marketing services. From December 2000 through January 2002 Mr. McDonald was Chief Marketing Officer of NetStruxr.n.

     Peter Biro was appointed Chief Operating Officer of the Company on February 14, 2007. He served as Vice President of Corporate Development and Planning of the Company since August 17, 2006. From July 2001 until joining the Company, Mr. Biro was founder and managing partner of The Cowper Group, a Boston-based corporate development consulting firm focused on buy-side mergers and acquisitions for small to mid-market technology companies. Working with both venture-backed and public companies, including the Company, Mr. Biro consulted on the use of mergers and acquisitions as a core part of business strategy and actively assisted clients with transaction sourcing and execution. Mr. Biro received an M.B.A. from Stanford University and both a B.S. in electrical engineering and B.A. in computer science and history from Duke University. Mr. Biro is not listed as an Executive Officer in the table above because he was not an officer during the fiscal year ended June 30, 2006.

EXECUTIVE COMPENSATION

     The following table sets forth certain information for the fiscal years ended June 30, 2006, 2005 and 2004 concerning the compensation of Messers. Burt, Riviera, Lambert, Wilson and McDonald. These individuals are referred to herein as “Named Executive Officers.”

Summary Compensation Table

						Other Annual
Name and Principal Position	Year	Salary ($)		Bonus ($)		Compensation
David R. Burt (1)	2006	250,000		20,000	(2)	—
Chief Executive Officer	2005	250,000		20,000	(3)	—
President, Secretary, Treasurer	2004	250,000		20,000	(4)
and Director
Luis A. Rivera	2006	200,000		250,000		—
Chief Operating Officer and President and
Chief Executive Officer of Lyris
Technologies, Inc. and Uptilt, Inc.	2005	28,875		34,341	(5)
Joseph Lambert	2006	105,609		26,042		—
Vice President, Controller and	2005	—	(6)
Chief Accounting Officer
Rob Wilson	2006	162,500				—
Vice President of Technology	2005	20,667	(7)
Loren McDonald	2006	117,490
Vice President Corporation Communications	2005		(8)

(1)	Mr. Burt resigned all of his positions with the Company during fiscal year 2007.

(2)	This amount represents the amount earned and paid in fiscal year 2006.

(3)	This amount represents the amount earned and paid in fiscal year 2005.

(4)	This amount represents the amount earned and paid in fiscal year 2004.

(5)

Mr. Rivera became an officer of the Company on May 12, 2005 when the Company acquired Lyris Technologies, Inc. Salary and bonus only includes amounts earned from the period May 12, 2005 through June 30, 2005. The bonus amount was earned in fiscal 2005 and paid in fiscal 2006. During fiscal year 2007, after the period to which this Proxy Statement relates, Mr. Rivera was appointed as the Company's Chief Executive Officer and as a director.

(6)

Mr. Lambert joined the Company on August 28, 2005 and therefore did not receive any compensation in fiscal year 2005. During fiscal year 2007, after the period to which this Proxy Statement relates, Mr. Lambert was appointed as the Company's Chief Financial Officer.

(7)	Mr. Wilson joined the Company on May 12, 2005 when the Company acquired Lyris Technologies, Inc. Salary only includes amounts earned from the period of May 12, 2005 through June 30, 2005.

(8)	Mr. McDonald joined the Company on October 12, 2005 when the Company acquired Uptilt, Inc. d/b/a EmailLabs. Salary only includes amounts earned from October 12, 2005 through June 30, 2006.

Option Grants in Last Fiscal Year

     During fiscal year 2006, Mr. Lambert was granted options to purchase 250,000 shares of Common Stock under the J.L. Halsey 2005 Equity-Based Compensation Plan at an exercise price of $0.70. These options vest ratably on an annual basis over four years.

     During fiscal year 2006, Mr. McDonald was granted options to purchase 400,000 shares of Common Stock under the J.L. Halsey 2005 Equity-Based Compensation Plan at an exercise price of $0.85. These options vest ratably on a quarterly basis over four years.

     During fiscal year 2006, Mr. Wilson was granted options to purchase 200,000 shares of Common Stock under the J.L. Halsey 2005 Equity-Based Compensation Plan at an exercise price of $0.60. These options vest ratably on a quarterly basis over four years.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year End Option Values

	Shares		Number of Securities Underlying		Value of the Unexercised
	Acquired		Unexercised Options		In-The-Money Options
	on	Value	At Fiscal Year-End		at Fiscal Year-End (1)
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
David R. Burt	—	$—	—	—	$—	$—
Luis A. Rivera	—	$—	1,035,612	2,564,388	$642,079	$1,589,921
Joseph Lambert	—	$—	—	250,000	$—	$55,000
Robb Wilson	—	$—	100,000	500,000	$62,000	$250,000
Loren McDonald	—	$—	875	599,125	$61	$122,439

(1)

The value of unexercised in-the-money options at fiscal year end assumes a fair market value for our Common Stock of $0.92, the closing sale price per share of our Common Stock as reported in the OTCBB on Friday, June 30, 2006 and exercise prices to the officers of $0.30 to $0.85

Employment Agreements

     Effective as of May 5, 2000, the Company entered into an employment agreement with David R. Burt, to serve as the Chief Executive Officer. The original term of the agreement Continued through May 5, 2005, subject to certain extensions. Pursuant to the agreement, Mr. Burt received an annual base salary of $250,000 and an annual performance bonus of not less than $20,000. The agreement required Mr. Burt to devote at least 50% of his business time and attention to the performance of the duties and responsibilities of Chief Executive Officer, inasmuch as Mr. Burt also served, until December 2003, as president, chief executive officer and a director of Ergo Science Corporation. Mr. Burt’s agreement provided for additional bonuses of 10% of the amount the Company collects on certain of the Company’s delinquent receivables in excess of the amount booked for such receivables on the Company’s balance sheet, subject to a specified cap, and 10% of the difference between the amount at which certain on the Company’s liabilities are booked on the Company’s balance sheet and the actual amounts the Company pays. As consideration for, among other things, his efforts in obtaining settlements on certain disputes in July 2000, the Company granted Mr. Burt a convertible promissory note in the principal amount of $60,000. Mr. Burt subsequently transferred the note to a family limited partnership controlled by him. On or about May 28, 2002, the holder of the note converted $52,125 of principal on the note into 20,850,000 shares of Common Stock. The remaining $7,875 in principal and $9,500 in accrued interest were redeemed by the Company. On September 19, 2002, the family limited partnership granted an option to purchase 4,170,000 shares of the Common Stock acquired upon conversion of the note to Mr. William T. Comfort III, currently the Chairman of the Company’s Board of Diretors, at $0.04 per share which was later exercised. On January 8, 2003, the partnership sold an additional 4,170,000 shares of the Common Stock to LDN Stuyvie Partnership, of which Mr. Comfort is the sole general partner, for $0.02676 per share. Mr. Burt’s employment agreement also provided him certain registration rights with respect to the shares of the Common Stock acquired upon conversion of the note. Because the exercise price of the options and the selling price of the shares were at or above market price in effect at the time of the transactions, there was no effect on the Company’s results of operations.

     The Board of Directors of the Company accepted the resignation of Mr. Burt as an officer on January 28, 2007, and as a director on March 7, 2007. In connection with his resignation, on March 8, 2007 the Company entered into an agreement with Mr. Burt to, among other things, pay to Mr. Burt a total of $359,000 representing bonuses earned by Mr. Burt at the time he was employed as an officer of the Company. Such bonus amount shall be paid as follows: (i) $30,000 on the first business day of each month beginning in March 2007 and ending on the first business day of January 2008, and (ii) $29,000 on the first business day of February 2008.

     Effective May 12, 2005, Lyris entered into an employment agreement with Luis A. Rivera, to serve as President and Chief Executive Officer. The term of the agreement is for five years and expires on May 12, 2010. Pursuant to the agreement, Mr. Rivera receives an annual base salary of $200,000 and will be eligible to receive a quarterly performance bonus based on the profitability of the Company. In addition, Mr. Rivera received an award of options to purchase 3,600,000 shares of Company Common Stock at an exercise price of $0.30 per share that vest ratably on a quarterly basis over four years from the date of grant.

     Effective May 12, 2005, Lyris entered into an employment agreement with Robb Wilson, to serve as Vice President. The term of the agreement is for five years and expires on May 12, 2010. Pursuant to the agreement, Mr. Wilson receives an annual base salary of $175,000. In addition, Mr. Wilson received an award of options to purchase 400,000 shares of Company Common Stock at an exercise price of $0.30 per share, which will vest ratably on an annual basis over four years from the date of grant.

     On August 29, 2005, Joseph Lambert joined the Company as Vice President and Controller and on November 14, 2005 he was appointed Chief Accounting Officer of the Company. Mr. Lambert receives an annual base salary of $125,000 and will be eligible to receive an annual merit bonus of up to 25% of his base salary. In addition, on the date Mr. Lambert joined the Company, he received an award of options to purchase 250,000 shares of Company Common Stock, at an exercise price of $0.70 per share, that vest ratably on an annual basis over four years from the date of grant. The terms of Mr. Lambert’s employment are contained in an offer letter, dated August 2, 2005 from Lyris, and an employment agreement between Lyris and Mr. Lambert dated August 29, 2005.

     On June 26, 2006, the Company entered into an employment agreement with Loren McDonald to serve as Vice President and Chief Marketing Officer. Mr. McDonald receives an annual base salary of $175,000 and is eligible to receive an annual merit bonus of up to $25,000. In addition, on that date Mr. McDonald received an award of options to purchase 250,000 shares of Company Common Stock, at $0.85 per share, that vest ratably each quarter over four years from the date of grant.

     On August 17, 2006, the Company entered into an employment agreement with Peter Biro to serve as Vice President of Corporate Development and Planning. The term of the agreement is for four years and expires on August 16, 2006. Pursuant to the agreement, Mr. Biro receives an annual base salary of $190,000 (subject to adjustment by the board of directors of the Company) and is eligible to receive an annual bonus as determined by the board of directors of the Company, provided that such annual bonus will not be less than $15,000. In addition, Mr. Biro received an award of options to purchase 400,000 shares of Company Common Stock at an exercise price of $0.95, fifty percent (50%) of which shall vest on August 17, 2007 and the remaining fifty percent (50%) shall vest in four (4) equal installments on the last day of each quarter of the period that begins on August 18, 2007, and ends on August 17, 2008.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Company during fiscal 2006 consisted of William T. Comfort, III. No executive officer of the Company serves as a member of the compensation committee or board of directors of another company of which an executive officer serves on the Compensation Committee of the Company, nor does any executive officer of the Company serve as a member of the compensation committee of another company of which an executive officer serves as a director of the Company.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors submits the following report with respect to our executive compensation program.

Compensation Principles and Philosophy

     The philosophy of the Company’s compensation program for executive officers is to attract, employ, retain and reward individuals capable of leading the Company to achieve its business objectives as set by the Board of Directors. The Company’s executive officer compensation is comprised of annual base salary and an annual incentive cash bonus. The Company believes that the base salary and incentive bonus levels of the executive officers are competitive with a peer group of Internet technology companies of similar size. The executive officers’ incentive compensation is based on achievement of specific goals established by the Board of Directors or the Compensation Committee. In determining incentive bonuses, the Compensation Committee considers Company performance in light of market conditions and competitive practices. The key performance measures that may be considered by the Compensation Committee include GAAP earnings per share, non-GAAP earnings per share (calculated as net income plus non-cash stock compensation, amortization and net of gains or losses on discontinued operations), increases in revenues, attainment of certain strategic development objectives or other such goals established by the committee.

     The Compensation Committee also has authority to grant equity-based awards under the Company’s Amended and Restated Equity-Based Compensation Plan. Such awards may include, at the Compensation Committee’s discretion, stock options, restricted stock, stock appreciation rights, phantom stock or other similar equity-based awards. The Company and the Compensation Committee believe that such equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. To date, the Compensation Committee has granted awards consisting only of stock options. The Compensation Committee continually evaluates the use of equity-based awards and intends to use such rewards in the future as part of designing and administering the Company’s compensation program.

Compensation of Chief Executive Officer

     Commensurate with Mr. Burt’s duties as President, Chief Executive Officer, Secretary and Treasurer during fiscal 2006, Mr. Burt’s annual base salary was $250,000. Mr. Burt also received a cash bonus of $20,000 for fiscal 2006. Mr. Burt was not been granted any options to purchase shares of Common Stock.

      Mr. Burt’s salary and bonus reflected the minimum amount payable under his employment agreement with the Company. The Compensation Committee determined that this was consistent with the overall performance of the Company in the fiscal year.

      The foregoing report has been approved by the Compensation Committee.

      William T. Comfort, III

Performance Graph

     The following performance graph compares the cumulative total return on our Common Stock during the last five fiscal years to the NASDAQ Composite and NASDAQ Computer indices for the period from June 30, 2001 through June 30, 2006. The graph assumes that $100 was invested in each of the Company’s Common Stock, the NASDAQ Composite Index and the companies listed on the NASDAQ Computer Index on June 30, 2001 and that any dividends were reinvested.

	J. L. Halsey	NASDAQ Composite	NASDAQ Computer
6/30/01	$100	$100	$100
6/30/02	$2,000	$68	$63
6/30/03	$4,000	$75	$69
6/30/04	$11,333	$95	$86
6/30/05	$17,000	$95	$85
6/30/06	$30,667	$101	$85

     Until the acquisition of Lyris Technologies, Inc. in May of 2005, the Company had no formal operations, and its assets consisted of approximately $29 million in cash and $184 million in net operating loss carryforwards.

AUDIT COMMITTEE REPORT

     The Audit Committee’s purpose is to assist the Board of Directors in its oversight of internal controls, financial statements and the audit process. The committee operates pursuant to a charter adopted by the Board of Directors.

     Management is responsible for the preparation, presentation and integrity of the financial statements, accounting and financial reporting principles, and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors for the fiscal year ended June 30, 2006, Burr, Pilger & Mayer LLP, were responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards.

     In performing its oversight role, the Audit Committee reviewed, considered and discussed the audited financial statements for fiscal year 2006 with management and the independent auditors. The committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. The committee received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect. The Audit Committee also considered whether the performance of other non-audit services by the independent auditors is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

     Based on the reports and discussions described in this report, and subject to the limitations on the roles and responsibilities of the committee referred to below and in the charter, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2006, which was filed with the SEC on September 28, 2006.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in auditor independence standards. Members of the committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that Burr, Pilger & Mayer LLP is in fact independent. The following individuals were the members of the Audit Committee during the fiscal year ended June 30, 2006:

     Andrew Richard Blair, Chairman
     Nicolas De Santis Cuadra

INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee selected Burr, Pilger & Mayer LLP as the independent accountants of the Company for the fiscal year ending June 30, 2007. Company stockholders are not being asked to ratify the selection of BPM because fiscal year 2007 has already been completed. Representatives of Burr, Pilger & Mayer LLP are not expected to be present at the Annual Meeting.

     On June 8, 2005, the Audit Committee announced that it had appointed Burr, Pilger & Mayer LLP as its new independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ended June 30, 2005. Also on June 8, 2005, the Audit Committee dismissed PricewaterhouseCoopers LLP as its independent registered public accounting firm. PricewaterhouseCoopers LLP audited the Company’s financial statements for the fiscal year ended June 30, 2004 and for the five preceding fiscal years.

     The reports issued by Burr, Pilger & Mayer LLP and by PricewaterhouseCoopers LLP on the Company’s financial statements for the past two fiscal years ended June 30, 2005 and 2004, respectively, did not contain any adverse opinion or a disclaimer of opinion, or any qualification or modification as to uncertainty, audit scope or accounting principles.

     During the Company’s fiscal years ended June 30, 2006 and 2005, there were no disagreements with Burr, Pilger & Mayer LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Burr, Pilger & Mayer LLP, would have caused Burr, Pilger & Mayer LLP to make reference to the subject matter of the disagreement in connection with its reports.

     During the Company’s fiscal year ended June 30, 2004, there were no disagreements with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused PricewaterhouseCoopers LLP to make reference to the subject matter of the disagreement in connection with its report.

AUDIT FEES

     The following table sets forth the fees paid to Burr, Pilger & Mayer LLP and PricewaterhouseCoopers LLP for services provided during fiscal 2006 and 2005:

	2006	2005
Audit Fees (1)	$233,000	$164,000
Audit-Related Fees (2)	$138,000	$116,660
Tax Fees	0	0
All Other Fees	0	0
Total	$371,000	$280,660
     ____________________

(1)	Represents fees for professional services rendered in connection with the audit Company’s annual financial statements and review of the Company’s quarterly financial statements.

(2)	Represents fees for professional services rendered in connection with the acquisitions of Lyris Technologies and Uptilt, Inc.

     The Audit Committee has adopted a policy to pre-approve all audit, audit-related, tax and other services proposed to be provided by the Company’s independent auditor prior to engaging the auditor for that purpose. Consideration and approval of such services generally will occur at the Audit Committee’s regularly scheduled quarterly meetings. In situations where it is impractical to wait until the regularly scheduled quarterly meeting, the Audit Committee has delegated authority to approve the audit, audit-related, tax and other services to the Audit Committee Chairman up to a certain pre-determined level as approved by the Audit Committee. Prior to the adoption of this policy, as in the case with the services provided for fiscal 2005, all of the services provided by the Company’s independent auditor were pre-approved by the entire Board of Directors. During fiscal years 2005 and 2006, 0 % and 46%, respectively, of the Audit-Related fees described above were not pre-approved by the Audit Committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Since the beginning of the fiscal year ended June 30, 2006, The Cowper Group, a Boston-based corporate development consulting firm focused on buy-side mergers and acquisitions for small to mid-market technology companies of which Peter Biro—director of the Company—was founder and is the managing partner, has received fees and expense reimbursements from the Company of approximately $305,000 in the aggregate, of which Mr. Biro’s interest was 100%, in connection with The Cowper Group’s role advising the Company in its acquisition of Uptilt, Inc. (d/b/a EmailLabs) in October 2005, and in its acquisition of ClickTracks, Inc. and Hot Banana Software, Inc. in August 2006.

     On August 16, 2006, the Company and LDN Stuyvie Partnership entered into a Backstop Agreement, pursuant to which LDN Stuyvie Partnership, which is controlled by William T. Comfort, III—a director of the Company—agreed to purchase an amount of our common stock at $0.85 per share so that, together with all shares of common stock sold by the Company in a proposed rights offering at the same price, the Company would receive at least $10 million in proceeds. Also, in partial consideration for loaning the Company $10 million in connection with the Company’s acquisition of ClickTracks Analytics, Inc. and Hot Banana Software, Inc. (which loan was evidenced by a promissory note, dated August 16, 2006, from the Company to LDN Stuyvie Partnership (the “LDN Stuyvie Partnership Note”)), pursuant to the Backstop Agreement the Company granted to LDN Stuyvie Partnership the exclusive right to purchase up to an additional $10 million of common stock at a price of $0.85 per share in respect of each right granted to its stockholders pursuant to the proposed rights offering which remained unexercised. The Backstop Agreement automatically terminated as of January 31, 2007 as a result of the Company terminating its rights offering. On February 5, 2007, in accordance with the terms of the LDN Stuyvie Partnership Note, the Company issued to LDN Stuyvie a total of 12,279,130 shares of Common Stock as payment in full of the principal and accrued interest on the LDN Stuyvie Partnership Note. In accordance with the terms of the LDN Stuyvie Partnership Note, the Common Stock was valued at $0.85 per share for an aggregate price of $10,437,260.27, representing $10,000,000 for the principal and $437,260.27 for the accrued interest under the LDN Stuyvie Partnership Note. The shares of Common Stock were issued in a private placement in reliance on Rule 506 under the Securities Act.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT
AND RELATED STOCKHOLDER MATTERS

     The following table sets forth information with respect to the beneficial ownership of the Common Stock as of July 31, 2007 by:

  each stockholder known by the Company to beneficially own more than five percent of the Common Stock;

  each of the Company’s directors;

  each of the Company’s named executive officers; and

  all directors and executive officers as a group.

     The Company has determined beneficial ownership in accordance with the rules of the SEC. Unless otherwise indicated, the persons included in this table have sole voting and investment power with respect to all the shares of Common Stock beneficially owned by them, subject to applicable community property laws.

	Amount and Nature
	of Beneficial		Percentage of
Name of Beneficial Owner (a)	Ownership		Outstanding Shares
LDN Stuyvie Partnership	31,662,752	(b)	32.9%
William T. Comfort III	35,832,752	(c)	37.3%
David R. Burt	8,010,000	(d)	8.3%
Luis A. Rivera	2,105,612	(e)	2.4%
Andrew Richard Blair	985,000	(f)	1.0%
Joseph Lambert	125,000	(g)	*
Robb Wilson	251,500	(h)	*
Peter Biro	310,000	(i)	*
Loren T. McDonald	150,875	(j)	*
Nicolas De Santis Cuadra	120,968	(k)	*
James A. Urry	0		*
Directors and Officers as a group (9 persons)	47,891,707		48.4%
____________________

*	Represents beneficial ownership of less than 1%.

(a)	Information as to the interests of the directors and officers has been furnished in part by them. The inclusion of information concerning shares held by or for their spouses or children or by corporations or other entities in which they have an interest does not constitute an admission by such persons of beneficial ownership thereof. Unless otherwise indicated, the address of each director and officer listed is 103 Foulk Rd., Suite 205Q, Wilmington, Delaware 19803.

(b)	LDN Stuyvie Partnership is a limited partnership, the sole general partner of which is William T. Comfort III, the Company’s Chairman of the Board. The address of LDN Stuyvie Partnership is 127-131 Sloane St., 4th Floor, Liscartan House, SWIX 9AS, London, UK.

(c)	Includes the shares held by LDN Stuyvie Partnership, of which Mr. Comfort is the sole general partner.

(d)	Consists entirely of shares held by a family limited partnership, the general partner of which is controlled by Mr. Burt.

(e)	Includes 1,935,612 shares of common stock subject to stock options held by Mr. Rivera on July 31, 2007, and exercisable within 60 days thereafter.

(f)	The shares reported by Mr. Blair consist of 825,000 shares owned by Mr. Blair and his wife, 60,000 owned by Freimark, Blair & Co. pension fund and 100,000 owned by the Blair Family Trust.

(g)	Consists of 125,000 shares of common stock subject to stock options held by Mr. Lambert on July 31, 2007, and exercisable within 60 days thereafter.

(h)	Includes 250,000 shares of common stock subject to stock options held by Mr. Wilson on July 31, 2007, and exercisable within 60 days thereafter.

(i)	Includes 200,000 shares of common stock subject to stock options held by Mr. Biro on July 31, 2007, and exercisable within 60 days thereafter.

(j)	Consists of 150,875 shares of common stock subject to stock options held by Mr. McDonald on July 31, 2007, and exercisable within 60 days thereafter.

(k)	Includes 40,233 shares held by Mr. DeSantis Cuadra on July 31, 2007, but subject to certain restrictions pertaining to his continued service on the Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company’s directors, executive officers and holders of more than 10% of its shares of Common Stock to file with the SEC initial reports of ownership of shares of Common Stock and reports of changes in such ownership. The SEC’s rules require such persons to furnish the Company with copies of all Section 16(a) reports that they file. Based on a review of these reports and on written representations from the reporting persons that no other reports were required, the Company believes that the applicable Section 16(a) reporting requirements were complied with for all transactions which occurred in the fiscal year ended June 30, 2006.

ADDITIONAL INFORMATION

Stockholder Proposals for Next Annual Meeting

     The Company currently intends to hold its next annual meeting in December 11, 2007. Subject to Rule 14a-8 of the Exchange Act, any stockholders who desire to submit a proposal (a “Rule 14a-8 Proposal”) for inclusion in the Company’s proxy statement may submit a Rule 14a-8 Proposal to us at our principal executive offices no later than a reasonable time before October 28, 2007, the date the Company currently expects to begin printing and mailing its definitive proxy materials. Only those Rule 14a-8 Proposals that are timely received by us and are proper for stockholder action (and otherwise proper) will be included in our proxy materials.

     Stockholders desiring to propose action at the annual meeting of stockholders must also comply with Article III of our Bylaws. Under Article III, a stockholder must submit to us, not less than 60 days nor greater than 90 days prior to the first anniversary of the preceding year’s annual meeting or, in the event that the date of the meeting is changed by more than 30 days from the anniversary of the preceding year’s annual meeting, no later than the close of business on the 10th business day following the earlier of the day on which notice of the date of the meeting was mailed or public disclosure was made, a written notice setting forth (a) a brief description of the business desired to be brought before the meeting and the business reasons for conducting such business at the meeting, (b) the name and address, as they appear on our books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the number of shares of Common Stock which are owned beneficially and of record by such stockholder of record and by the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made in such business. The person presiding at the annual meeting will determine whether business is properly brought before the meeting and will not permit the consideration of any business not properly brought before the meeting. Only those proposals meeting the requirements of Article III of the Bylaws will be presented at the meeting, even if the requirements for a 14a-8 Proposal have been met.

     Written requests for inclusion of any stockholder proposal should be addressed to Corporate Secretary, J.L. Halsey Corporation, 103 Foulk Road, Suite 205Q, Wilmington, Delaware 19803. The Company suggests that any such proposal be sent by certified mail, return receipt requested.

     The Board of Directors will consider any nominee recommended by stockholders for election at the annual meeting of the stockholders to be held following the fiscal year ending June 30, 2007, if that nomination is submitted in writing, in accordance with our Bylaws, to Corporate Secretary at the address in the preceding paragraph.

     It is important that Proxies be returned promptly. Whether or not you expect to attend the meeting in person, you are urged to complete, sign, date and return the Proxy in the enclosed postage-paid, addressed envelope.

ANNUAL REPORT AND OTHER INFORMATION

     The Company's Annual Report to Stockholders for the fiscal year ended June 30, 2006, is being mailed to stockholders concurrently with this Proxy Statement and does not form part of the proxy solicitation material.

     A copy of the Company's Annual Report on Form 10-K for the year ended June 30, 2006, as filed with the SEC, will be sent to any stockholder without charge upon written request addressed to Corporate Secretary, J.L. Halsey Corporation, 103 Foulk Road, Suite 205Q, Wilmington, Delaware 19803. The Annual Report on Form 10-K is also available at the SEC's website in its EDGAR database at www.sec.gov.

     Stockholders may request copies of the Company's Code of Business Conduct and Ethics and any charter for a committee of the Board of Directors by writing to the Corporate Secretary at the address set forth in the previous paragraph

     The Compensation Committee Report, the Audit Committee Report references to the independence of directors serving on the audit committee and the Stock Performance Graph are not deemed to be “soliciting material” or “filed” with the SEC, are not subject to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any of the filings previously made or made in the future by the Company under the Exchange Act or the Securities Act of 1933, as amended (except to the extent the Company specifically incorporates any such information into a document that is filed).

By Order of the Board of Directors,

Luis A. Rivera
Chief Executive Officer

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS OF J.L. HALSEY CORPORATION
for the September 12, 2007 Annual Meeting of Stockholders and any postponement(s) or adjournment(s)
thereof.

     The undersigned hereby: (a) acknowledges receipt of the Notice of the Annual Meeting of the stockholders of J.L. Halsey Corporation to be held on September 12, 2007 (the “Annual Meeting”), and the associated Proxy Statement; (b) appoints Luis A. Rivera, as proxy, with the power to appoint a substitute; (c) authorizes each proxy to represent and vote, as designated below, all of the shares of Common Stock of the Company, par value $0.01 per share, held of record by the undersigned at the close of business on August 16, 2007, at the Annual Meeting and at any postponement(s) or adjournment(s) thereof; and (d) revokes any proxies previously given.

1.	The Board of Directors recommends a vote FOR Luis A. Rivera and James A. Urry as Class II directors of the Company, to serve until the Annual Meeting of Stockholders following the 2009 fiscal year and until their successors shall be elected and qualified.

	Luis A. Rivera	☐ FOR THE NOMINEE	☐ WITHHELD FROM NOMINEE

	James A. Urry	☐ FOR THE NOMINEE	☐ WITHHELD FROM NOMINEE

This Proxy Card, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). If no direction is made, this Proxy will be voted FOR the proposals set forth above.

Please sign, date, and return this Proxy as promptly as possible in the envelope provided:

Dated:	, 2007

X

X
Signature(s) of Stockholders
Joint owners should each sign. Signature(s) should correspond with the name(s) printed on your J.L. Halsey Corporation stock certificates. Attorneys, executors, administrators, and guardians should give full title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

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